Exhibit 2.1

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of November 5, 2026, is entered into by and among (i) Black Spade Acquisition III Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BIII”), (ii) Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and (iii) Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore (“Astrum Singapore”). BIII, the Company and Astrum Singapore are referred to herein collectively as the “Parties.” This Amendment amends that certain Business Combination Agreement, dated as of August 27, 2026, by and among the Parties (the “Business Combination Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement.

WHEREAS, the Business Combination Agreement contemplates that, from and after the Merger Effective Time, the Merger Surviving Company shall continue its existence as a publicly traded company listed on the NYSE, and that the Listco Shares shall be approved for listing on the NYSE;

WHEREAS, the Parties wish to amend the Business Combination Agreement to provide for the Listco Shares and the BIII Warrants to be listed on either the NYSE or The Nasdaq Stock Market LLC (including the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market), as mutually agreed by the Company and BIII; and

WHEREAS, pursuant to Section 11.11 of the Business Combination Agreement, the Business Combination Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by each of the Parties, and the Parties wish to enter into this Amendment to amend the Business Combination Agreement, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Amendments to the Business Combination Agreement. Effective as of the date of this Amendment, the Business Combination Agreement is hereby amended as follows:

(a)           Section 1.01 of the Business Combination Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Nasdaq” means The Nasdaq Stock Market LLC, including the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market.

“Qualified Stock Exchange” means the NYSE (including, without limitation, NYSE American) or Nasdaq, as mutually agreed in writing (including by email) by the Company and BIII.”;

(b)           each reference to “the NYSE” in the fifth recital and Sections 2.06, 5.03, 8.01(a), 8.01(c), 8.06(a) and 9.01(a) of the Business Combination Agreement is hereby replaced with “the Qualified Stock Exchange”;

(c)           the title of Section 7.03 and Section 7.03(b) of the Business Combination Agreement are hereby amended and replaced in their entirety as follows:

“Section 7.03. BIII Listing

…

(b)          Prior to the Closing, BIII shall use its reasonable best efforts to cause the Listco Shares issuable in accordance with this Agreement, including the Conversion and the Merger, to be approved for listing on a Qualified Stock Exchange, including by submitting an initial listing application with such Qualified Stock Exchange (the “Listing Application”) with respect to such shares, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Merger Effective Time, subject to official notice of issuance thereof. BIII shall use its reasonable best efforts to (i) cause the Listing Application, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received such Qualified Stock Exchange or its staff concerning the Listing Application, and (iii) have the Listing Application approved by such Qualified Stock Exchange as promptly as practicable after such filing, subject to official notice of issuance, on or prior to the Closing Date.”

The table of contents of the Business Combination Agreement is hereby conformed to reflect the title of Section 7.03 as amended by this Amendment;

(d)           Section 8.04(c) is amended by replacing “to the SEC or the NYSE” with “to the SEC, the NYSE or, if the Qualified Stock Exchange, Nasdaq”;

(e)           Section 8.05(a) is amended by replacing “the SEC (or staff member thereof) or the NYSE may indicate” in clause (viii) of the second sentence thereof with “the SEC (or staff member thereof), the NYSE or, if the Qualified Stock Exchange, Nasdaq may indicate”; and

(f)            Section 11.06 is amended by replacing “all costs and expenses paid to the New York Stock Exchange” with “all costs and expenses paid to the NYSE or Nasdaq”.

2.             No Other Changes. For the avoidance of doubt, the references to the NYSE in Section 1.01, Section 5.08(c), Section 5.09, Section 7.03(a), Section 8.04(a) and the first sentence of Section 8.05(a) of the Business Combination Agreement are not amended by this Amendment.

3.             Effect of Amendment. Except as amended herein, the provisions of the Business Combination Agreement remain unchanged and in full force and effect in accordance with their terms. On and after the date hereof, each reference in the Business Combination Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Business Combination Agreement as amended or otherwise modified by this Amendment. Notwithstanding the foregoing, references to the phrases “the date of this Agreement” or “the date hereof,” wherever used in the Business Combination Agreement, as amended by this Amendment, shall mean August 27, 2026.

4.             Construction. This Amendment shall be governed by all provisions of the Business Combination Agreement, as amended by this Amendment, unless the context requires otherwise, including all provisions concerning construction, enforcement and governing law. For the avoidance of doubt, Sections 1.01, 1.02, 11.07, 11.08, 11.15 and 11.16 of the Business Combination Agreement are hereby incorporated by reference and shall apply to this Amendment mutatis mutandis.

5.             Entire Agreement. This Amendment and the Business Combination Agreement constitute the entire agreement among the Parties on the subject matter contained herein and therein. In the event of a conflict between the terms of the Business Combination Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

6.             Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals. Until and unless each Party has received a counterpart hereof signed by each other Party, this Amendment shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Any facsimile or PDF copies hereof or signatures hereon shall, for all purposes, be deemed originals.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

BLACK SPADE ACQUISITION III CO

By:	/s/ Chi Wai Dennis Tam
Name: Chi Wai Dennis Tam
Title: Chairman and Co-Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

ASTRUM SPACE INC

By:	/s/ Michael Do
Name: Michael Do
Title: President and Chief Executive Officer

ASTRUM NETWORKS PTE. LTD.

By:	/s/ Zhou Qingzhi
Name: Zhou Qingzhi
Title: Director

[Signature Page to First Amendment to Business Combination Agreement]